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Exhibit No. 99.1

News Release

Lincare Holdings Inc. Sells an Additional $25 Million Convertible Senior Debentures

        CLEARWATER, Fla., Jun 23, 2003 /PRNewswire-FirstCall via COMTEX/—Lincare Holdings Inc. (Nasdaq: LNCR) today announced that it sold an additional $25 million aggregate principal amount of its 3.0% Convertible Senior Debentures due 2033. On June 11, 2003, Lincare completed the sale of $250 million aggregate principal amount of debentures in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The debentures issued today were sold pursuant to the exercise in full of an option Lincare had granted to the initial purchasers of the debentures sold on June 11, 2003. The debentures will be convertible into shares of Lincare common stock at an initial conversion price of approximately $53.33 per share of common stock. The conversion price is subject to adjustment.

        The debentures have been offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The debentures have not been registered under the Securities Act, or any state securities laws. Unless so registered, the debentures may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

        Lincare, headquartered in Clearwater, Florida, is one of the nation's largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 420,000 customers in 47 states.

        Statements contained in this release that are not based on historical facts are forward-looking statements that are based on projections and estimates regarding the economy in general, the health care industry and other factors which impact the Company. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. The estimates relate to reimbursement by government and third party payors for the Company's products and services, the costs associated with government regulation of the health care industry and effects of competition and industry consolidation. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or variations of these terms or other comparable terminology.

        Key factors that have an impact on the Company's ability to attain these estimates include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for the Company's products and services, the availability of appropriate acquisition candidates and the Company's ability to successfully complete acquisitions, efficient operations of the Company's existing and future operating facilities, regulation and/or regulatory action affecting the Company or its business, economic and competitive conditions and access to borrowed and/or equity capital on favorable terms. In developing its forward-looking statements, the Company has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by the Company differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this release.

SOURCE Lincare Holdings Inc.£
Paul G. Gabos, +1-727-530-7700, for Lincare Holdings Inc.
http://www.lincare.com
Copyright (C) 2003 PR Newswire. All rights reserved.
News Provided by COMTEX

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  Exhibit No. 99.1
Lincare Holdings Inc. Sells an Additional $25 Million Convertible Senior Debentures